Exhibit 99.1

NEWS RELEASE

Westell Reports Fiscal Fourth Quarter 2017 Revenue of $15.4 Million
Sequential revenue growth and gross margin increase drives EPS improvement

AURORA, IL, May 24, 2017 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, announced results for its fiscal 2017 fourth quarter ended March 31, 2017 (4Q17). Management will host a conference call to discuss financial and business results after market close today, Wednesday, May 24, 2017 at 4:30 PM Eastern Time (details below).
Consolidated revenue for 4Q17 was $15.4 million, and consisted of $6.9 million from the In-Building Wireless (IBW) segment, $4.5 million from the Intelligent Site Management and Services (ISMS) segment, and $3.9 million from the Communication Network Solutions (CNS) segment.
IBW recorded its highest quarterly revenue since December 2015, including record quarterly sales of the Universal DAS Interface Tray (UDIT) and first revenue for the recently announced two-watt public safety repeater. Also up sequentially were product sales within ISMS driven by software revenue and sales of integrated cabinets within CNS driven by new projects.

	4Q17 3 months ended 03/31/17	3Q17 3 months ended 12/31/16	+ favorable / - unfavorable
Consolidated Revenue	$15.4M	$15.0M	+3%
Net Income (Loss)	($0.6M)	($1.8M)	+69%
Gross Margin	44.0%	40.4%	+3.6%
Earnings (Loss) Per Share	($0.01)	($0.03)	+69%
Non-GAAP Net Income (1)	$1.0M	$0.2M	+375%
Non-GAAP Earnings Per Share (1)	$0.02	$—	+375%
Non-GAAP Adjusted EBITDA (1)	$1.2M	$0.5M	+142%
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

“We once again delivered sequential bottom-line improvements in 4Q17, as GAAP performance was better by $1.3 million and non-GAAP performance, positive for the second consecutive quarter, improved $0.8 million. Highlights included sequential revenue growth, gross margin increase, and continuous expense control,” said Kirk Brannock, President and CEO of Westell Technologies. “Our top priority is driving revenue growth. We continue to expand our IBW public safety product portfolio. We also expect the emerging centralized radio access network (CRAN) architecture to present us with growth opportunities for both our ISMS and CNS products and solutions.”

GAAP operating expenses were $7.4 million in 4Q17, a 6% reduction compared to $7.8 million in 3Q17. Non-GAAP operating expenses, which exclude stock-based compensation, amortization of acquired intangible assets, and restructuring charges, were $5.9 million in 4Q17, flat compared to 3Q17.
Cash was $21.8 million at March 31, 2017 compared to $23.8 million at December 31, 2016 and $20.9 million at September 30, 2016. Cash decreased $2.1 million in 4Q17 due primarily to a lower accounts payable and higher receivables at March 31, as well as employee severance payments. Cash increased $0.9 million during the second half of fiscal 2017, the period in which the majority of our cost and expense reset took effect.
In-Building Wireless (IBW) Segment
IBW’s sequential revenue increase was driven by higher sales for all product lines in the segment, led by record quarterly sales of UDIT. IBW’s gross margin increase was driven primarily by the higher revenue and lower product costs.
.

	4Q17 3 months ended 03/31/17	3Q17 3 months ended 12/31/16	+ favorable / - unfavorable
IBW Segment Revenue	$6.9M	$6.2M	+12%
IBW Segment Gross Margin	42.2%	40.3%	+1.9%
IBW Segment R&D Expense	$1.5M	$1.3M	-13%
IBW Segment Profit	$1.5M	$1.2M	+21%
Intelligent Site Management & Services (ISMS) Segment
ISMS’s sequential revenue decrease was due to lower services revenue, partially offset by higher sales of both our remote monitoring units and management systems. ISMS’s gross margin increase was driven primarily by a more favorable mix and lower costs.

	4Q17 3 months ended 03/31/17	3Q17 3 months ended 12/31/16	+ favorable / - unfavorable
ISMS Segment Revenue	$4.5M	$5.5M	-18%
ISMS Segment Gross Margin	56.2%	50.6%	+5.6%
ISMS Segment R&D Expense	$0.6M	$0.8M	+23%
ISMS Segment Profit	$1.9M	$2.0M	-3%
Communication Network Solutions Group (CNS) Segment
CNS’s sequential revenue increase was driven primarily by higher sales of integrated cabinets. CNS’s gross margin increase was driven by the higher revenue and lower costs.

	4Q17 3 months ended 03/31/17	3Q17 3 months ended 12/31/16	+ favorable / - unfavorable
CNS Segment Revenue	$3.9M	$3.2M	+20%
CNS Segment Gross Margin	32.7%	23.1%	+9.6%
CNS Segment R&D Expense	$0.3M	$0.3M	+15%
CNS Segment Profit	$1.0M	$0.4M	+128%

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Wednesday, May 24, 2017, at 4:30 PM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on May 24 by dialing (888) 206-4065 no later than 4:15 PM Eastern Time and providing the operator confirmation number 44880238.
This news release and related information that may be discussed on the conference call, will be posted on the Investor Relations section of Westell's website: http://www.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 7:00 PM Eastern Time after the call ends.

About Westell
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2016, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended						Twelve months ended
	March 31, 2017		December 31, 2016		March 31, 2016		March 31, 2017		March 31, 2016
Revenue:
Products	$14,290		$12,746		$19,748		$56,530		$81,238
Services	1,096		2,237		1,156		6,435		6,965
Total revenue	$15,386		$14,983		$20,904		$62,965		$88,203
Cost of revenue:
Products	8,331		7,807		12,566		36,119		50,332
Services	292		1,122		445		3,097		3,355
Total cost of revenue	8,623		8,929		13,011		39,216		53,687
Gross profit	6,763		6,054		7,893		23,749		34,516
Gross margin	44.0%		40.4%		37.8%		37.7%		39.1%
Operating expenses:
Research & development	2,349		2,414		4,713		12,367		19,317
Sales & marketing	2,124		1,943		4,608		10,344		15,817
General & administrative	1,651		1,777		1,747		7,991		9,836
Intangibles amortization	1,151		1,212		1,305		4,764		5,554
Restructuring	100	(1)	490	(1)	731	(2)	3,155	(1)	748	(2)
Long-lived assets impairment	—		—		—		1,181	(3)	—
Total operating expenses	7,375		7,836		13,104		39,802		51,272
Operating income (loss) from continuing operations	(612)		(1,782)		(5,211)		(16,053)		(16,756)
Other income (expense), net	94		(15)		107		170		169
Income (loss) before income taxes and discontinued operations	(518)		(1,797)		(5,104)		(15,883)		(16,587)
Income tax benefit (expense)	(38)		(10)		27		(58)		102
Net income (loss) from continuing operations	(556)		(1,807)		(5,077)		(15,941)		(16,485)
Income (loss) from discontinued operations, net of income tax (4)	—		—		1		—		273
Net income (loss)	$(556)		$(1,807)		$(5,076)		$(15,941)		$(16,212)
Basic and diluted net income (loss) per share:
Basic and diluted net income (loss) from continuing operations	$(0.01)		$(0.03)		$(0.08)		$(0.26)		$(0.27)
Basic and diluted net income (loss) from discontinued operations	—		—		—		—		—
Basic and diluted net income (loss)	$(0.01)		$(0.03)		$(0.08)		$(0.26)		$(0.27)
Weighted-average number of shares outstanding:
Basic and diluted	61,725		61,564		60,847		61,376		60,786
(1) The Company recorded restructuring expense relating to severance costs for terminated employees and abandonment of excess office space at its headquarters and in New Hampshire.
(2) The Company recorded restructuring expense primarily relating to severance costs for terminated employees.
(3) Non-cash impairment related to long-lived assets associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.
(4) Income from discontinued operations resulted from the expiration of indemnity periods and release of contingency reserves related to the sale of ConferencePlus.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

Assets:	March 31, 2017 (Unaudited)	March 31, 2016
Cash and cash equivalents	$21,778	$19,169
Short-term investments	—	10,555
Accounts receivable, net	12,075	16,361
Inventories	12,511	13,498
Prepaid expenses and other current assets	1,409	1,900
Total current assets	47,773	61,483
Property and equipment, net	1,984	3,977
Intangible assets, net	15,624	20,388
Other non-current assets	160	183
Total assets	$65,541	$86,031
Liabilities and Stockholders’ Equity:
Accounts payable	$4,163	$7,856
Accrued expenses	4,273	5,932
Accrued restructuring	1,171	1,537
Contingent consideration	—	311
Deferred revenue	2,359	1,601
Total current liabilities	11,966	17,237
Deferred revenue non-current	1,102	1,236
Net deferred income tax liability	—	10
Accrued restructuring non-current	63	550
Other non-current liabilities	236	314
Total liabilities	13,367	19,347
Total stockholders’ equity	52,174	66,684
Total liabilities and stockholders’ equity	$65,541	$86,031

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)

	Three months ended March 31,	Six months ended March 31,	Twelve months ended March 31,
Cash flows from operating activities:	2017 (Unaudited)	2017 (Unaudited)	2017 (Unaudited)	2016
Net income (loss)	$(556)	$(2,363)	$(15,941)	$(16,212)
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,430	2,914	6,144	7,098
Long-lived assets impairment	—	—	1,181	—
Stock-based compensation	248	501	1,594	1,265
Restructuring	100	590	3,155	748
Deferred taxes	(30)	(24)	(10)	(36)
Loss (gain) on sale of fixed assets	(28)	16	27	14
Exchange rate loss (gain)	2	2	2	(38)
Changes in assets and liabilities:
Accounts receivable	(817)	1,559	4,281	(4,476)
Inventories	478	167	987	2,707
Accounts payable and accrued expenses	(2,768)	(3,661)	(9,570)	2,192
Other	(34)	1,278	1,139	1,131
Net cash provided by (used in) operating activities	(1,975)	979	(7,011)	(5,607)
Cash flows from investing activities:
Net purchases of short-term investments and debt securities	—	—	10,555	13,351
Proceeds from sale of assets	—	—	—	264
Purchases of property and equipment	(69)	(98)	(596)	(1,932)
Net cash provided by (used in) investing activities	(69)	(98)	9,959	11,683
Cash flows from financing activities:
Payment of contingent consideration	—	—	(175)	(808)
Purchases of treasury stock	(17)	(22)	(163)	(108)
Net cash provided by (used in) financing activities	(17)	(22)	(338)	(916)
Gain (loss) of exchange rate changes on cash	(3)	2	(1)	(17)
Net increase (decrease) in cash and cash equivalents	(2,064)	861	2,609	5,143
Cash and cash equivalents, beginning of period	23,842	20,917	19,169	14,026
Cash and cash equivalents, end of period	$21,778	$21,778	$21,778	$19,169

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)
 Sequential Quarter Comparison

	Three months ended March 31, 2017				Three months Ended December 31, 2016
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Revenue	$6,944	$4,548	$3,894	$15,386	$6,224	$5,525	$3,234	$14,983
Cost of revenue	4,011	1,991	2,621	8,623	3,713	2,730	2,486	8,929
Gross profit	2,933	2,557	1,273	6,763	2,511	2,795	748	6,054
Gross margin	42.2%	56.2%	32.7%	44.0%	40.3%	50.6%	23.1%	40.4%
Research & development	1,473	619	257	2,349	1,307	805	302	2,414
Segment profit	$1,460	$1,938	$1,016	$4,414	$1,204	$1,990	$446	$3,640

Year-over-Year Quarter Comparison

	Three months ended March 31, 2017				Three months ended March 31, 2016
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Revenue	$6,944	$4,548	$3,894	$15,386	$5,838	$5,245	$9,821	$20,904
Cost of revenue	4,011	1,991	2,621	8,623	3,761	2,436	6,814	13,011
Gross profit	2,933	2,557	1,273	6,763	2,077	2,809	3,007	7,893
Gross margin	42.2%	56.2%	32.7%	44.0%	35.6%	53.6%	30.6%	37.8%
Research & development	1,473	619	257	2,349	2,421	1,471	821	4,713
Segment profit (loss)	$1,460	$1,938	$1,016	$4,414	$(344)	$1,338	$2,186	$3,180

Full-Year Comparison

	Twelve months ended March 31, 2017				Twelve months ended March 31, 2016
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Revenue	$25,933	$19,321	$17,711	$62,965	$34,407	$21,783	$32,013	$88,203
Cost of revenue	17,262	9,543	12,411	39,216	20,463	10,661	22,563	53,687
Gross profit	8,671	9,778	5,300	23,749	13,944	11,122	9,450	34,516
Gross margin	33.4%	50.6%	29.9%	37.7%	40.5%	51.1%	29.5%	39.1%
Research & development	6,738	3,955	1,674	12,367	11,059	5,417	2,841	19,317
Segment profit	$1,933	$5,823	$3,626	$11,382	$2,885	$5,705	$6,609	$15,199

Reconciliation of GAAP to non-GAAP IBW Segment Gross Margin

	Twelve months ended March 31, 2017			Twelve months ended March 31, 2016
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - IBW segment	$25,933	$8,671	33.4%	$34,407	$13,944	40.5%
ClearLink DAS E&O (1)	—	1,581		—	—
Stock-based compensation (2)	—	9		—	(3)
Non-GAAP - IBW segment	$25,933	$10,261	39.6%	$34,407	$13,941	40.5%
(1) Excess and Obsolete inventory charges on ClearLink DAS inventory and firm purchase commitments.
(2) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended March 31, 2017			Three months ended December 31, 2016			Three months ended March 31, 2016
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$15,386	$6,763	44.0%	$14,983	$6,054	40.4%	$20,904	$7,893	37.8%
Deferred revenue adjustment (1)	64	64		64	64		63	63
Stock-based compensation (3)	—	10		—	10		—	(29)
Non-GAAP - Consolidated	$15,450	$6,837	44.3%	$15,047	$6,128	40.7%	$20,967	$7,927	37.8%

	Twelve months ended March 31, 2017			Twelve months ended March 31, 2016
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$62,965	$23,749	37.7%	$88,203	$34,516	39.1%
Deferred revenue adjustment (1)	254	254		281	281
ClearLink DAS E&O (2)	—	1,581		—	—
Stock-based compensation (3)	—	34		—	(5)
Non-GAAP - Consolidated	$63,219	$25,618	40.5%	$88,484	$34,792	39.3%

	Three months ended			Twelve months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2017	2016	2016	2017	2016
GAAP consolidated operating expenses	$7,375	$7,836	$13,104	$39,802	$51,272
Adjustments:
Stock-based compensation (3)	(238)	(243)	(320)	(1,560)	(1,270)
Long-lived asset impairment (4)	—	—	—	(1,181)	—
Amortization of intangibles (5)	(1,151)	(1,212)	(1,305)	(4,764)	(5,554)
Restructuring, separation, and transition (6)	(100)	(490)	(799)	(3,155)	(1,022)
Total adjustments	(1,489)	(1,945)	(2,424)	(10,660)	(7,846)
Non-GAAP consolidated operating expenses	$5,886	$5,891	$10,680	$29,142	$43,426

	Three months ended			Twelve months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2017	2016	2016	2017	2016
GAAP consolidated net income (loss)	$(556)	$(1,807)	$(5,076)	$(15,941)	$(16,212)
Income tax benefit (expense)	(38)	(10)	27	(58)	102
Other income (expense), net	94	(15)	107	170	169
GAAP consolidated operating profit (loss)	$(612)	$(1,782)	$(5,210)	$(16,053)	$(16,483)
Adjustments:
Deferred revenue adjustment (1)	64	64	63	254	281
ClearLink DAS E&O (2)	—	—	—	1,581	—
Stock-based compensation (3)	248	253	291	1,594	1,265
Long-lived asset impairment (4)	—	—	—	1,181	—
Amortization of intangibles (5)	1,151	1,212	1,305	4,764	5,554
Restructuring, separation, and transition (6)	100	490	799	3,155	1,022
Total adjustments	1,563	2,019	2,458	12,529	8,122
Non-GAAP consolidated operating profit (loss) from continuing operations	$951	$237	$(2,752)	$(3,524)	$(8,361)
Depreciation	279	272	458	1,380	1,544
Non-GAAP consolidated Adjusted EBITDA (7) from continuing operations	$1,230	$509	$(2,294)	$(2,144)	$(6,817)

	Three months ended			Twelve months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2017	2016	2016	2017	2016
GAAP consolidated net income (loss)	$(556)	$(1,807)	$(5,076)	$(15,941)	$(16,212)
Adjustments:
Deferred revenue adjustment (1)	64	64	63	254	281
ClearLink DAS E&O (2)	—	—	—	1,581	—
Stock-based compensation (3)	248	253	291	1,594	1,265
Long-lived asset impairment (4)	—	—	—	1,181	—
Amortization of intangibles (5)	1,151	1,212	1,305	4,764	5,554
Restructuring, separation, and transition (6)	100	490	799	3,155	1,022
(Income) loss from discontinued operations (8)	—	—	(1)	—	(273)
Total adjustments	1,563	2,019	2,457	12,529	7,849
Non-GAAP consolidated net income (loss)	$1,007	$212	$(2,619)	$(3,412)	$(8,363)
GAAP consolidated net income (loss) per common share:
Diluted	$(0.01)	$(0.03)	$(0.08)	$(0.26)	$(0.27)
Non-GAAP consolidated net income (loss) per common share:
Diluted	$0.02	$—	$(0.04)	$(0.06)	$(0.14)
Average number of common shares outstanding:
Diluted	62,115	61,700	60,847	61,376	60,786
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1)
On April 1, 2013, the Company purchased Kentrox. The acquisition required the step-down on acquired deferred revenue, which resulted in lower revenue that will not recur once those liabilities have fully settled. The adjustment removes the step-down on acquired deferred revenue that was recognized.

(2)
Non-recurring excess and obsolete inventory charges on inventory and firm purchase commitments associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.

(3)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

(4)	Non-cash impairment related to tangible long-lived assets associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.

(5)	Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.

(6)
Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations, including costs relating to abandonment of excess office space at our headquarters and in New Hampshire, and severance costs for terminated employees. This adjustment also includes severance benefits related to the departure of certain former executives.

(7)	EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.

(8)	This adjustment is a non-recurring charge related to the release of contingent liabilities related to the sale of ConferencePlus, which is presented as discontinued operations.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375-4740 tminichiello@westell.com